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                                  Exhibit 10.2

LADD FURNITURE, INC. AND SUBSIDIARIES - SUPPLEMENTAL FINANCIAL

DATA

October 17, 1996  CONTACT: John J. Ong, CFA     (910) 888-6353



CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)



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                                                                                QUARTERS ENDED

IN THOUSANDS, EXCEPT PER SHARE DATA   9/28/96*    6/29/96*    3/30/96*    12/30/95     9/30/95    7/1/95**     4/1/95


Net sales                            $124,094     127,096      138,844     152,981     159,144     148,989     153,388

Cost of sales                         102,585     103,553      119,264     125,379     130,549     133,492     126,560

  Gross profit                         21,509      23,543       19,580      27,602      28,595      15,497      26,828

Selling, gen. and admin. expenses      16,852      19,110       21,788      25,792      23,402      28,335      23,816

Restructuring expense                    (892)       (279)       5,149        (576)          -      25,696          --

  Operating income (loss)               5,549       4,712       (7,357)      2,386       5,193     (38,534)      3,012

Other deductions:

  Interest expense                      3,182       3,058        2,660       3,152       2,997       2,846       2,803

  Other expense (income), net            (912)        597        1,642         661         163       2,687         174

                                        2,270       3,655        4,302       3,813       3,160       5,533       2,977

Earnings (loss) before income taxes     3,279       1,057      (11,659)     (1,427)      2,033     (44,067)         35

Income tax expense (benefit)            1,477        (108)      (4,664)     (1,645)        142     (16,744)         11

  Net earnings (loss)                $  1,802       1,165       (6,995)        218       1,891     (27,323)         24

Net earnings (loss) per common share $   0.23        0.15        (0.91)       0.03        0.24       (3.54)       0.00

Weighted average number of common

  shares outstanding                    7,721       7,723        7,725       7,729       7,726       7,725       7,705



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 * THE 1996 QUARTERLY RESULTS REFLECT THE COMPANY'S SALE OF ITS BROWN JORDAN AND

   LEA LUMBER & PLYWOOD BUSINESSES EFFECTIVE DECEMBER 29, 1995, AND ITS FOURNIER

   FURNITURE BUSINESS EFFECTIVE FEBRUARY 26, 1996.

** THE 1995 SECOND QUARTER RESULTS INCLUDE A PRETAX NON-CASH CHARGE OF $10.2

   MILLION, IN ADDITION TO THE $25.7 MILLION PRETAX RESTRUCTURING CHARGE SHOWN.







CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

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





DOLLAR AMOUNTS IN THOUSANDS                   9/28/96      6/29/96      3/30/96     12/30/95   9/30/95   7/1/95     4/1/95


ASSETS

Current assets:

  Cash                                           $  1,713        430      1,049      1,272      2,913      1,406      1,787

  Trade accounts receivable, net                   75,736     72,429     77,579     38,288     45,337     41,347     59,767

  Inventories                                      86,428     94,394     91,386     89,466     86,313     91,127    124,181

  Prepaid expenses and other current assets         8,337     17,179     20,263     13,663     10,520     11,670     10,515

   Total current assets                           172,214    184,432    190,277    142,689    145,083    145,550    196,250

Property, plant and equipment, net                 78,543     82,633     82,652     82,586     82,567     83,826    109,014

Businesses held for sale, net                          --         --         --      8,052     32,587     31,184         --

Intangible and other assets, net                   81,088     79,996     78,900     79,659     76,631     76,515     83,792

                                                 $331,845    347,061    351,829    312,986    336,868    337,075    389,056

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:

  Current installments of long-term debt         $  5,136      3,511      3,563        309        558        618        657

  Short-term bank borrowings                           --         --      5,000      3,037      2,450      1,950      5,025

  Trade accounts payable                           27,766     31,373     25,984     28,419     26,517     24,059     25,041

  Accrued expenses and other current liabilities   28,965     32,858     32,620     31,396     30,629     29,814     32,267

   Total current liabilities                       61,867     67,742     67,167     63,161     60,154     56,441     62,990

Long-term debt, excluding current installments    138,234    149,637    148,687    112,598    140,182    145,287    153,102

Deferred compensation and other liabilities         2,653      2,515      8,211      6,593      7,053      7,000      6,402

Deferred income taxes                               7,605      7,530      9,338      5,437      4,255      4,769     15,386

   Total liabilities                              210,359    227,424    233,403    187,789    211,644    213,497    237,880

Total shareholders' equity                        121,486    119,637    118,426    125,197    125,224    123,578    151,176

                                                 $331,845    347,061    351,829    312,986    336,868    337,075    389,056

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ALL SHARE AND PER SHARE DATA HAVE BEEN RESTATED TO REFLECT A 1-FOR-3 REVERSE

SPLIT OF LADD'S COMMON STOCK, WHICH BECAME EFFECTIVE ON MAY 16, 1995. THE

PERIOD ENDED MARCH 30, 1996 REFLECTS THE TERMINATION OF THE COMPANY'S ACCOUNTS

RECEIVABLE SECURITIZATION PROGRAM EFFECTIVE MARCH 28, 1996.